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                    ADDITIONAL EARNINGS PER SHARE INFORMATION

                      Kelly Services, Inc. and Subsidiaries



Details of the common shares used to compute earnings per share are as follows in thousands except per share items:

                                                        FISCAL YEAR ENDED
                                                -------------------------------
                                                Jan. 1,     Jan. 2,    Jan. 3,
                                                  1995        1994       1993
                                                --------    --------   --------
Weighted average shares outstanding               37,956      37,728     37,668

Adjustment for dilutive shares from stock
  options under the treasury stock method:
    Shares assumed issued                            431         473        188

    Less - Shares assumed repurchased                364         408        123
                                                 --------   ---------   --------

      Additional shares assumed outstanding           67          65         65
                                                 --------   ---------   --------

Applicable shares as adjusted                     38,023      37,793     37,733
                                                 ========   =========   ========


Net earnings                                     $61,057     $44,559    $39,225
                                                 ========    ========   ========

Earnings per common share                          $1.61       $1.18      $1.04
                                                   =====       =====      =====

Percent dilution of earnings per share              0.2%        0.2%       0.2%
                                                    ====        ====       ====

This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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